Exhibit 10.2
2009-000053D
PHYSICAL HEALTH INSURANCE
CONTRACT
AGREEMENT BETWEEN
Puerto Rico Health Insurance Administration (PRHIA) a public instrumentality of the Commonwealth of Puerto Rico organized pursuant to Act 72, of September 7, 1993, as amended, hereinafter referred to as the “ADMINISTRATION”, and represented by it’s Executive Director, Mr. Domingo Nevárez Ramírez;
And
TRIPLE-S SALUD, INC., a private corporation duly organized and authorized to do business under the laws of the Commonwealth of Puerto Rico, with Employer Social Security Number ###-##-####, hereinafter referred to as “INSURER”, and represented by its Chief Executive Officer, Ms. Socorro Rivas;
Contractor Name
Acting as
THIRD PARTY ADMINISTRATOR
IN THE METRO-NORTH REGION

WITNESSETH
In consideration of the mutual covenants and agreements hereinafter set forth, the parties, their personal representative and successors, agree as follows:
WHEREAS: The parties entered into contract number 09-053 (the Contract) to provide health insurance coverage for the Metro-North medically indigent population; enrolled in the Government Health Insurance Plan (GHIP) for the period through November 1, 2008 until December 31, 2009.
WHEREAS: The Contract was extended through Amendment Number 09-053C until June 30, 2010.
HENCEFORTH: The appearing Parties agree to extend the Contract Number 09-053 and amend the contract, as follows:
Article I: To amend the last sentence in SECTION 3.3.13 page 49 to read as follows:
     For the period of the contract extension, effective from July 1st, 2010 through September 30, 2010, the ADMINISTRATION assures that it will provide an adequate stop-loss insurance set at six thousand dollars ($6,000.00).
Article II: To amend provision 1 in Section 8.6, page 144 “Effective Date and Term” to read as follows:

2

1.	This amendment shall be in effect starting at 12:01 A.M. Puerto Rico time on July 1st, 2010, which shall be the first day that coverage begins for which payment of service fee is due until September 30, 2010.

2.	.......

3.	.......
All other terms and conditions of the contract number 09-053 remain unchanged. In witness whereof, the parties have duly executed this Amendment on this 15 day of July, 2010 and affixes below their respective signature.

/s/ Domingo Nevárez Ramírez
Domingo Nevárez Ramírez, MHSA
Executive Director Puerto Rico Health Insurance Administration

/s/ Socorro Rivas
SOCORRO RIVAS
Chief Executive Officer TRIPLE-S SALUD, INC.

/s/ Luis A. Marini
LUIS A. MARINI, DMD
Chief Executive Officer Triple-C, Inc.

Cifra 5000-100

3